UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

June 25, 2014

Date of Report (date of Earliest Event Reported)

CANNAMED CORPORATION

(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-53447	20-5893809
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

350 N. Glendale Avenue, Suite B#212
Glendale, CA 91206
 (Address of principal executive offices and zip code)
(702) 751-8455
(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01         Entry into a Material Definitive Agreement

20 BEAR, LLC TRANSACTION

            Secured Promissory Note

On June 25, 2014, Cal-Westridge, LLC, a California limited liability company (“Cal-West”) and an indirect, wholly owned subsidiary of Cannamed Corporation (the “Company”) (See below for more details regarding Cal-West), received a fully executed, secured promissory note (“Promissory Note”) from 20 Bear, LLC (“20 Bear”), a California limited liability company. The Promissory Note was deemed made and delivered as of May 29, 2014. 20 Bear was the recipient of a loan from Cal-West and the Promissory Note documents the repayment obligations. 20 Bear used the proceeds of the loan to acquire agricultural real estate in California. Cal-West and 20 Bear may collectively be referred to as “Parties”.

The Promissory Note is in the original principal amount of eighty-two thousand two hundred ($82,200) dollars. Interest accrues at a rate of 10% per annum. 20 Bear is required to make monthly payments to Cal-West of $1,146.87 (this includes both principal and interest) beginning on January 15, 2015. The Promissory Note matures on January 15, 2025, at which point all principal and accrued but unpaid interest is payable.

In order to secure the repayment of all amounts due under the Promissory Note, 20 Bear executed a Deed of Trust. This Deed of Trust allows Cal-West to declare all sums due under the Promissory Note immediately payable in the event of a default. In addition, the trustee has the power to sell the property securing the indebtedness according to certain procedures after a default has been duly noticed.

CAL-SOUTHRIDGE, LLC TRANSACTION

            Secured Promissory Note

On June 25, 2014, Cal-West, received a fully executed, secured promissory note (“CS Promissory Note”) from Cal-Southridge, LLC (“Southridge”), a California limited liability company. The CS Promissorty Note was deemed made and delivered as of June 2, 2014. Southridge was the recipient of a loan from Cal-West and the CS Promissory Note documents the repayment obligations. Southridge used the proceeds of the loan to acquire agricultural real estate in California. Cal-West and Southridge may collectively be referred to as “Parties”.

The CS Promissory Note is in the original principal amount of one hundred thirty-three thousand ($133,000) dollars. Interest accrues at a rate of 10% per annum. Southridge is required to make monthly payments to Cal-West of $1,853.68 (this includes both principal and interest) beginning on January 15, 2015. The CS Promissory Note matures on January 15, 2025, at which point all principal and accrued but unpaid interest is payable.

In order to secure the repayment of all amounts due under the CS Promissory Note, Southridge executed a Deed of Trust. This Deed of Trust allows Cal-West to declare all sums due under the CS Promissory Note immediately payable in the event of a default. In addition, the trustee has the power to sell the property securing the indebtedness according to certain procedures after a default has been duly noticed.

Item 8.01         Other Events

Cal-West is a wholly-owned subsidiary of 1849 Holdings, Inc., a California corporation (“1849”). As described in a Current Report on Form 8-K filed on June 5, 2014, 1849 is a wholly-owned subsidiary of the Company. Accordingly, Cal-West is an indirect, wholly-owned subsidiary of Cannamed Corporation. Cal-West was formed on or around March 28, 2014. Cal-West is a real estate lender focused on servicing compliant participants in the legal cannabis industry.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                                                          CANNAMED CORPORATION

Date: June 27, 2014                                                                                                                                 By:/s/ Jordan Shapiro

                                                                                                                                                                       Jordan Shapiro

                                                                                                                                                                       President and CEO